Exhibit 99.1
Employment Agreement
     This Agreement is entered into by and between Jeffrey T. Mezger (the “Executive”) and KB Home, a Delaware corporation (the “Company”) as of February 28, 2007 (the “Effective Date”).
     1. Duties and Scope of Employment. For the term of this Agreement (“Employment”), the Company agrees to employ the Executive in the positions of President and Chief Executive Officer. The Executive shall report directly to the Company’s Board of Directors (the “Board”). The Executive shall have such duties, authority and responsibilities that are commensurate with his being the Company’s most senior executive officer. The Executive shall also serve as a member of the Board. During his Employment, the Executive shall devote substantially his full business efforts and time to the Company and, so long as such activities do not interfere with the performance of his responsibilities to the Company under this Agreement, the Executive may engage in civic and charitable activities and serve on the boards of directors (or managers or trustees) of civic or charitable organizations and, subject to the consent of the Board, may serve on the board of directors of corporations or other businesses. The Executive’s primary work place shall be at the Company’s corporate headquarters in Los Angeles, California.
2. Cash and Incentive Compensation.
          (a) Salary. The Company shall pay the Executive as compensation for his services a base salary at a gross annual rate of not less than $1,000,000. Such salary shall be payable in accordance with the Company’s standard payroll procedures but the Executive shall receive pro-rata payments of his annual base salary no less frequently than once per month. The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Compensation.”
          (b) Incentive Bonuses. The Executive shall be eligible to receive an annual fiscal year incentive bonus that the Board or Management Development and Compensation Committee of the Board (the “Committee”) shall determine and award in its discretion on terms and conditions no less favorable than the terms and conditions generally applicable to the Company’s other senior executive officers (collectively, the “Peer Executives”). Such incentive bonus shall be awarded based upon the achievement of specific milestones that will be determined by the Committee in consultation with the Executive no later than 90 days after the start of each fiscal year. Payment for each year’s bonus actually earned shall be made to the Executive no later than the fifteenth day of the third month after the end of the applicable fiscal year and any such earned bonus shall be fully paid to Executive even if Executive is no longer employed by the Company after the end of the applicable performance year.
          (c) Promotion Stock Option Grant. At a future meeting of the Committee, the Committee shall grant the Executive a stock option under the Amended and Restated KB Home 1999 Incentive Plan (the “Promotion Option”) to purchase shares of the Company’s common stock. The Promotion Option shall have a grant date value of $4,000,000 as measured in accordance with Financial Accounting Statement 123R (“FAS 123R”). The per share exercise price of such Option shall be equal to the fair market value of a share of Company common stock on the date of grant. The Promotion Option shall be governed by the terms set forth in this Section 2(c) and in that certain Option Agreement attached as Exhibit A.
          (d) Long-Term Incentive Compensation. With respect to 2007, at a future meeting of the Committee, the Committee shall grant to the Executive, pursuant to the Amended and Restated KB Home 1999 Incentive Plan, 54,000 shares of Company’s common stock (the “Performance Share Grant”) and also a stock option to purchase shares of the Company’s common stock with a total option grant date value of $4,000,000 as measured in accordance with FAS 123(R) (the “Second Option”). With the exception of the number of shares subject to each option, the Second Option shall have the same terms and conditions as the Option. The Performance Shares shall be governed by the terms set forth in those certain resolutions of the Committee of even date herewith. With respect to years after 2007 during the Term of Employment, at the discretion of the Committee, the Executive shall be entitled to participate in the Company’s long term incentive compensation arrangements on terms and conditions no less favorable than the terms and conditions generally applicable to the Peer Executives, as in effect from time to time.
          (e) Other Equity Terms. With respect to years after 2007 during the Term of Employment, at the discretion of the Committee, the Executive shall be entitled to participate in the Company’s equity compensation plans on terms and conditions no less favorable than the terms and conditions generally applicable to the Peer Executives, as in effect from time to time, and shall be eligible to receive grants of Company equity (the Promotion Option, Second Option, Performance Share Grant and any new equity grants to Executive on or after the Effective Date (but not any equity grants outstanding immediately prior to the Effective Date) shall collectively be referred to herein as “Compensatory Equity”), as determined by Committee, in its discretion from time to time. All grants of Compensatory Equity to the Executive shall be: (i) issued pursuant to a KB Home stockholder-approved employee stock plan (the “Equity Plans”), (ii) issued by the Board (or its committee of non-employee directors) in accordance with Rule 16b-3(d)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) made pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (“Securities Act”) and the Company shall use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as the Executive is still holding any Compensatory Equity. Accelerated vesting of Compensatory Equity may be credited: (x) pursuant to the terms of this Agreement and in addition (y) pursuant to the terms of the Equity Plans and any applicable Compensatory Equity agreement. If Executive’s Service is terminated due to his death or Disability, then an additional one year of vesting shall be credited to all outstanding Compensatory Equity, effective as of the date of such termination. While the Company’s common stock (or successor stock) is publicly traded, the Executive may elect to establish a trading plan in accordance with Rule 10b5-1 of the Exchange Act and in accordance with the Company’s insider trading policies and stock ownership guidelines. Executive shall be permitted at his election to satisfy his tax withholding obligations on each vesting date of the restricted stock grants (or settlement dates of stock units) via share withholding with the shares that are surrendered to the Company valued at their then fair market value as of the applicable vesting date(s). In the event that an Involuntary Termination, Change in Control, or Executive’s death or Disability (each a “Triggering Event”) occurs before the formal grant of the Promotion Option, Second Option and/or Performance Share Grant (collectively, the “2007 Equity Awards”) then any such yet-to-be granted 2007 Equity Award shall be automatically granted by the Committee under the Amended and Restated KB Home 1999 Incentive Plan immediately prior to the earliest such Triggering Event.
          (f) Retirement Plan Benefits. The Executive shall be entitled to participate in the KB Home Retirement Plan in effect as of the Effective Date. Pursuant to this plan, the Executive shall be entitled to an annual base retirement benefit from the Company as provided in the applicable agreement in an amount of $450,000 per year plus annual cost of living increases as determined each year by the Committee. The accrued annual benefit for Executive as of February 9, 2006 was $463,500.
          (g) Employee Benefits. The Executive shall also be eligible to participate in any employee benefits plans or equity compensation plans or arrangements (collectively, “Employee Benefits Plans”) maintained or offered by the Company on terms and conditions no less favorable than the terms and conditions generally applicable to the Peer Executives. This Agreement shall not adversely affect the Executive’s existing rights and entitlements under the Employee Benefits Plans.
          (h) Service Definition. For purposes of this Agreement and the Executive’s Compensatory Equity, “Service” shall mean service by the Executive as an employee, director and/or consultant of the Company (or any subsidiary or parent or affiliated entity of the Company).
     3. Vacation and Indemnification.
          (a) Vacation. During his Employment, the Executive shall accrue at least four weeks paid vacation annually in accordance with the Company’s standard vacation policies as they relate to senior executive officers.
          (b) Indemnification. The Company shall indemnify the Executive to the maximum extent permitted by applicable law and the Company’s bylaws with respect to the Executive’s Service and the Executive shall also be covered under a directors and officers liability insurance policy(ies) paid for by the Company during his Employment. The Company shall maintain directors and officers liability insurance for the Executive’s benefit on terms and conditions no less favorable than the terms and conditions generally applicable to the Peer Executives and the members of the Board and shall use its commercially reasonable efforts to maintain at least $50 million of non-rescindable side A liability coverage on the Executive under its directors and officers liability insurance policies during Employment and through at least the fifth anniversary of the Executive’s termination of Service. The Company’s obligations under this Section 3(b) shall survive termination of Executive’s Service and also termination or expiration of this Agreement.
     4. Business Expenses. During his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall promptly reimburse the Executive for such expenses upon presentation of appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.
     5. Term of Employment.
          (a) Basic Rule. This Agreement shall have a term that initially is scheduled to end on November 30, 2009 (the “End Date”) with an annual option to extend such term. Commencing on May 30, 2009, this Agreement and the End Date shall be on an annual basis automatically extended by one year unless the Company or the Executive gives the other party written notice of its desire to not extend the Agreement at least six months prior to the initial End Date or any extension thereof.
          (b) Employment. The Company may terminate the Executive’s Employment with or without Cause, by giving the Executive 30 days advance notice in writing. The Executive may terminate his Employment by giving the Company 30 days advance notice in writing. The Executive’s Employment shall terminate automatically in the event of his death.
          (c) Rights Upon Termination. Upon the termination of the Executive’s Employment for any reason, the Executive shall be entitled to the compensation, benefits and reimbursements described in this Agreement for the period ending as of the end of the effective date of the termination (the “Termination Date”) and the Company shall make the following payments to the Executive on his Termination Date: (i) all unpaid salary and unpaid vacation accrued through the Termination Date, (ii) any accrued, unpaid bonuses for any fiscal year of the Company ended prior to the Termination Date and (iii) any unreimbursed business expenses. The Executive may also be eligible for other post-Employment payments and benefits as provided in this Agreement or pursuant to other agreements or plans with the Company. Upon the Termination Date, the Executive shall have no further rights to receive compensation or benefits from the Company except as set forth in Section 6 and pursuant to the terms of any benefit plans (including without limitation any equity compensation plans) of the Company in which the Executive is a participant.
     6. Termination Benefits.
          (a) Severance Pay. If there is an Involuntary Termination (as defined below) of the Executive’s Employment, subject to the Executive’s execution, delivery and non-revocation of a mutual release substantially in the form of Exhibit B (the “Release”), the Company shall pay the Executive cash in an amount equal to the sum of two times the Executive’s then annual Base Compensation and two times the Executive’s average annual incentive bonus earned for the three fiscal years prior to the fiscal year of the Termination Date (the “Average Bonus”), not to exceed $6 million in the aggregate (the “Cash Severance”). While the Cash Severance and other termination benefits in Sections 6(a), (b) and (c) will be timely provided to Executive conditioned upon his execution and non-revocation of the Release (whether or not the Company timely executes and delivers the Release to Executive), the effectiveness of Executive’s Release will be conditioned upon the Company’s similar execution and delivery of the Release to Executive. For purposes of calculating the Average Bonus: (i) any payments that were made in the form of restricted stock or other equity awards shall be valued as of their respective dates of grant and measured in accordance with the method used by the

Company to determine their value for purposes of its financial statements and (ii) if the Termination Date occurs within the first 75 days of a fiscal year, then the bonus amount used for the fiscal year immediately preceding the fiscal year of the Termination Date (the “Prior Fiscal Year”) shall be no less than the average bonus earned for the two fiscal years preceding the Prior Fiscal Year. In addition, the Executive shall receive a cash payment equal to a pro-rata portion of the Average Bonus for the fiscal year of his termination of employment, with the pro-rata amount based on the number of calendar days that the Executive was an employee during such fiscal year divided by 365, provided, however, that no such payment shall be made if the Company’s pre-tax income for the four fiscal quarters ending immediately prior to the Termination Date, in the aggregate, is negative. Subject to the terms of the Release, all amounts payable under this Section 6(a) shall be made in a single lump sum payment to the Executive within thirty (30) days after the Termination Date. The Executive shall also receive the benefits provided in Sections 6(b), 6(c) and 6(d) (if Section 6(d) is applicable) and all such payments and benefits shall not be subject to mitigation or offset (except as specified in Section 6(b)).
          (b) Health Insurance. If the Executive is entitled to receive the payments in subsection (a), and if the Executive elects to continue his (and his dependents) health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following the termination of his Employment, then the Company shall pay the Executive’s monthly premium under COBRA until the earliest of (i) twenty-four (24) months after the Termination Date, (ii) the expiration of the Executive’s continuation coverage under COBRA or (iii) the date when the Executive commences receiving substantially equivalent health insurance coverage in connection with new employment. Even if there is no legal requirement to provide COBRA continuation coverage for the entire twenty-four (24) month post-Employment period, the Company shall still be obligated to provide Company-paid health coverage to the Executive and his dependents for the entire twenty-four (24) months specified in Section 6(b)(i).
          (c) Equity Vesting. If the Executive is entitled to receive the payments in subsection (a), then the Executive will become immediately vested in an additional number of shares of Company common stock under all of the Executive’s outstanding Compensatory Equity as if the Executive had continued in employment for twenty-four (24) additional months following the Termination Date provided, however, that any unvested Compensatory Equity which had been issued in settlement of a bonus payment shall be fully vested. In addition, Executive shall have through 36 months following the Termination Date to exercise any of his outstanding Compensatory Equity (subject to the original term duration of each equity grant). If the Executive is then holding (or entitled to receive) performance shares, the performance period for each award shall close as of the Termination Date for all outstanding awards whose performance periods would otherwise close within twenty-four (24) months (or thirty-six (36) months for the Performance Share Grant) after the Termination Date and the Executive shall be entitled to receive the number of performance shares equal to the number of shares earned for each such performance period.
          (d) Effect of Change in Control. If the Company is subject to a Change in Control (as defined below), the Executive shall immediately vest in (and the Company’s right to repurchase, if applicable, shall lapse immediately as to) all of the Executive’s Compensatory Equity shares and he shall also immediately vest in and timely receive cash lump payments pursuant to any deferred compensation, retirement or other arrangements or agreements. If the Executive is then holding (or entitled to receive) performance shares, the performance period for each award shall close as of the date of the Change in Control and he shall be entitled to receive the number of performance shares equal to the number of shares earned for each performance period. Moreover, if there is an Involuntary Termination in connection with a Change in Control and/or within the period beginning three months before and ending fifteen (15) months after a Change in Control, then the Executive will also be entitled to all benefits described in Sections 6(a), 6(b) and 6(c) of this Agreement, except that the Cash Severance under Section 6(a) shall be an amount equal to the sum of three times the Executive’s then annual Base Compensation and three times the Executive’s Average Bonus, as determined under Section 6(a), not to exceed $12 million in the aggregate. For purposes of the preceding sentence, an Involuntary Termination shall be deemed to be in connection with a Change in Control if such termination (i) is required by the merger agreement or other instrument relating to such Change in Control or (ii) is made at the express request of the other party (or parties) to the transaction constituting such Change in Control.
The Company shall pay the Executive in an amount equal to the sum of: (i) any excise taxes that may be imposed on Executive under Internal Revenue Code Sections 280G and 4999 (the “Excise Tax Restoration”) and (ii) for any taxes (including excise taxes) imposed on the Excise Tax Restoration payment, and for any interest or penalties related to such excise tax with such tax computations performed applying the then highest marginal tax rates. Such payments shall be fully made to the Executive upon a determination that there are excise taxes owed. Any calculations and determinations required under this Section 6(d) shall be made in writing by the Company’s independent auditor (the “Accountant”) whose determination shall be conclusive and binding. The Executive and the Company shall furnish the Accountant such documentation as the Accountant may reasonably request in order to make a determination. The Company shall pay for all costs that the Accountant may reasonably incur in connection with performing any calculations contemplated by this Section 6(d).
          (e) Change in Control Definition. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events:
     (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization;
     (ii) the consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (1) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (2) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company or (3) to a continuing or surviving entity described in subsection (i) in connection with a merger, consolidation or corporate reorganization which does not result in a Change in Control under subsection (i));
     (iii) a change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either (1) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (2) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;
     (iv) the consummation of any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 35% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this subsection, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:
     (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;
     (B) a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company;
     (C) the Company; and
     (D) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company; or
     (v) a complete winding up, liquidation or dissolution of the Company.
     For purposes of this Section 6(e), a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.
          (f) Cause. For all purposes under this Agreement, “Cause” shall mean any of the following committed by the Executive:
     (i) Willful failure to follow the reasonable and lawful directions of the Board;
     (ii) Conviction of a felony (or a plea of guilty or nolo

contendere by the Executive to a felony) that materially harms the Company;
     (iii) Acts of fraud, dishonesty or misappropriation committed by the Executive and intended to result in substantial personal enrichment at the expense of the Company;
     (iv) Willful misconduct by the Executive in the performance of the Executive’s material duties required by this Agreement which is likely to materially damage the Company’s financial position or reputation; or
     (v) A material breach of this Agreement.
The foregoing is an exclusive list of the acts or omissions that shall be considered “Cause” for the termination of the Executive’s Employment by the Company. With respect to the acts or omissions set forth in clauses (i), (iii), (iv) and (v) above, (x) the Board shall provide the Executive with 30 days advance written notice detailing the basis for the termination of Employment for Cause, (y) during the 30 day period after the Executive has received such notice, the Executive shall have an opportunity to cure such alleged Cause events and to present his case to the full Board (with the assistance of his own counsel) before any termination for Cause is finalized by a vote of a majority of the Board and (z) the Executive shall continue to receive the compensation and benefits provided by this Agreement during the 30 day cure period. In addition, no act or failure to act of Executive shall be willful or intentional if performed in good faith with the reasonable belief that the action or inaction was in the best interest of the Company.
          (g) Involuntary Termination Definition. For all purposes under this Agreement, “Involuntary Termination” shall mean any of the following: (i) termination of the Executive’s Employment by the Company without Cause; or (ii) the Executive’s resignation of Employment for Good Reason (as defined below); or (iii) the termination of the Executive’s Employment for any reason during the thirty day period immediately following twelve months after a Change in Control; or (iv) the Company’s election to not extend the term of this Agreement to or beyond the Executive’s Normal Retirement Date.
          (h) Good Reason Definition. For all purposes under this Agreement, “Good Reason” shall mean any of the following that occur without the Executive’s prior written consent: (i) the relocation of the Executive’s primary work location by more than fifty (50) miles from the Executive’s primary work location as specified in Section 1; or (ii) any reduction of the Executive’s Base Compensation or any reduction of Executive’s annual bonus opportunity which result in the Executive aggregate Base Compensation and annual bonus opportunity being materially uncompetitive (as compared to the chief executive officers of the peer public companies that are being utilized in the performance measurement comparison in the Performance Share Grant); or (iii) any material reduction or diminution of the Executive’s duties, authority or responsibilities (it shall be deemed to be a material reduction of the Executive’s duties, authority or responsibilities if the Executive is no longer a voting member of the Board or is no longer the President and Chief Executive Officer (“PCEO”) of the Company (or if the Company has a parent entity, then the Executive must be PCEO and a director of the Company’s highest parent entity)) other than on account of the Executive’s voluntary termination (without

Good Reason), of his Employment; or (iv) the Company’s material breach of this Agreement including without limitation the failure to timely provide the Executive the cash compensation, equity compensation and/or employee benefits specified under this Agreement, provided that the Executive shall have provided the Company with 30 days advance written notice and an opportunity to cure such breach during such 30 day period; or (v) the failure of any successor of the Company to expressly in writing assume the Company’s obligations under this Agreement.
          (i) Disability Definition. For all purposes under this Agreement, “Disability” shall mean the Executive’s incapacity due to physical or mental illness to perform his full-time duties with the Company for a continuous period of three months or an aggregate of six months in any 18 month period.
          (j) Retirement Definition. For all purposes under this Agreement, Retirement shall mean termination of Executive’s service for any reason on or after the date that the Executive attains age 65.
     7. Non-Solicitation, Non-Compete and Non-Disparagement.
          (a) Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the second anniversary of the Termination Date, the Executive shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Executive’s own behalf or on behalf of any other person or entity) the employment of any employee of the Company or any of the Company’s affiliates.
          (b) No Non-Compete. The Executive will not be subject to any non-compete obligations on or after his Termination Date
          (c) Non-Disparagement. The Executive and the Company mutually agree not to disparage or defame, in writing or orally, the other party, and as applicable, its or his services, products, subsidiaries and affiliates, and/or their respective directors, officers, employees, agents, family members, successors and assigns. This non-disparagement provision shall not apply to statements made by non-management employees of the Company, so long as such statements did not originate from and were not induced or encouraged (directly or indirectly) by an officer, director or management employee of the Company. Notwithstanding the foregoing, nothing in this Section 7(c) shall limit the ability of the Company or the Executive, as applicable, to provide truthful testimony as required by law or any judicial or administrative process.
          (d) Confidential Information. Except as required in the good faith opinion of the Executive in connection with the performance of the Executive’s duties hereunder or as specifically set forth in this Section 7(d), the Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, business plans, designs, marketing or other business strategies, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. The Company and the Executive stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company). Upon termination of the Executive’s employment with the Company for any reason, the Executive shall promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s customers, business plans, designs, marketing or other business strategies, products or processes, provided that the Executive may retain his rolodex, address book and similar information.
     8. Successors.
          (a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.
          (b) Employee’s Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
     9. Internal Revenue Code Section 409A. In the event that the Company determines that any of the benefits payable under this Agreement would violate Section 409A of the Internal Revenue Code (“Section 409A”), then the Company and the Executive shall agree to implement adjustments needed to comply with Section 409A (to the minimum extent necessary to avoid the imposition of any excise taxes and without reducing the absolute value of such benefits) including delaying payment to the Executive of such benefits. Any such delayed payments shall be fully paid (with accrual of interest at the annualized short-term applicable federal rate in effect as of the Termination Date) to the Executive on the first business day after the end of the delay period required by Section 409A.
     10. Repayment Provisions. If the Company is required to prepare an accounting restatement due to its material noncompliance, as a result of the Executive’s misconduct, with any financial reporting requirement under United States securities laws, then, and only if Section 304 of the Sarbanes-Oxley Act of 2002, or a successor provision, is then in effect, the Company may require the Executive to reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received by the Executive from the Company during the 12 month period following the first public issuance or filing with the Securities Exchange Commission (whichever first occurs) of the financial documents embodying such financial reporting requirement and (ii) any profits realized from the sale of securities of Company during such 12 month period.

     11. Miscellaneous Provisions.
          (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
          (b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
          (c) Whole Agreement. Except for those agreements or plans referenced herein (including without limitation any Employee Benefits Plans in which the Executive is a participant in as of the Effective Date), this Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) with respect to the subject matter hereof. In the event of any conflict in terms between this Agreement and any other agreement executed by and between the Executive and the Company, the terms of this Agreement shall prevail and govern.
          (d) Legal Fees. The Company shall pay all reasonable legal fees and expenses incurred in connection with the negotiation, preparation and execution of this Agreement. The Company shall directly make full payment to the Executive’s legal counsel within 30 days after the Company’s receipt of applicable invoices.
          (e) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.
          (f) Reporting Requirements. As the Executive is a Section 16 officer, the Company will assist the Executive and facilitate the Executive’s compliance with applicable Section 16 reporting requirements.
          (g) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except their provisions governing the choice of law).
          (h) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
          (i) Assignment. The Company may assign its rights under this Agreement to any entity that expressly in writing assumes the Company’s obligations hereunder in connection with any sale or transfer of all or substantially all of the Company’s assets to such entity.
          (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the Effective Date.

/s/ JEFFREY T. MEZGER
Jeffrey T. Mezger

KB HOME
By:	/s/ KENNETH M. JASTROW, II
Kenneth M. Jastrow, II
	Title:	Lead Director, Board of Directors